Securities And Exchange Commission
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2001

Daleen Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-27491	65-0944514
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of Incorporation)

1750 Clint Moore Road
Boca Raton, Florida	33487
(Address of principal executive offices)	(Zip Code)

(561) 999-8000
(Registrant’s telephone number, including area code)

Item 5 – Other Events.

     On June 7, 2001, the stockholders of Daleen Technologies, Inc., a Delaware corporation (the “Company”), approved the issuance and sale by the Company of $27.5 million of Series F convertible preferred stock (the “Series F preferred stock”) and warrants to purchase Series F preferred stock (the “Series F Warrants”). The terms of the Private Placement are set forth in the definitive agreements (the “Purchase Agreements”) dated March 30, 2001, between the Company and the purchasers. Pursuant to the Purchase Agreements, the consummation of the Private Placement was subject to the receipt of approval from the Company’s stockholders, including approval of an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock and to create and designate the Series F preferred stock. On March 30, 2001, the purchasers deposited the full $27.5 million purchase price in escrow with SunTrust Bank as escrow agent. The only condition to the release of the escrowed funds to the Company was the receipt of the requisite stockholder approval of the Private Placement by July 30, 2001.

     The Company’s stockholders approved the Private Placement, including the amendment to the Company’s Certificate of Incorporation, at the annual meeting of stockholders held on June 7, 2001. Pursuant to the Purchase Agreements, on June 7, 2001, the escrow agent released the escrowed funds to the Company and the Company issued the Series F preferred stock and Series F Warrants to the purchasers.

     The purchasers of the Series F preferred stock and Series F Warrants were HarbourVest Partners VI – Direct Fund, L.P., SAIC Venture Capital Corporation, Royal Wulff Ventures, LLC, St. Paul Venture Capital VI, LLC, ABS Ventures IV, L.P., ABX Fund, L.P., Halifax Fund, L.P., Baystar Capital, L.P., Baystar International Ltd., Special Situations Private Equity Fund, L.P., and Special Situations Cayman Fund, L.P. (the “Purchasers”). In accordance with the Purchase Agreements, the Company issued and sold an aggregate of 247,882 shares of Series F preferred stock and Series F Warrants to purchase an aggregate of 109,068 additional shares of Series F preferred stock, including a Series F Warrant that the Company issued to Robertson Stephens, Inc., which acted as the Company’s placement agent in the Private Placement. The Series F Warrants have an exercise price of $166.41 per share of Series F preferred stock and are exercisable at any time on or before June 7, 2006. The exercise price is equal to 150% of the original price per share of the Series F preferred stock in the Private Placement.

     The purchase price per share of the Series F preferred stock (without giving effect to the allocation of any part of the purchase price to the Series F Warrants) was $110.94 per share, which is equal to (i) $1.1094, the average closing price per share of the Company’s common stock during the ten trading days ending on March 30, 2001, the date of the Purchase Agreements, multiplied by (ii)100, the number of shares of common stock initially issuable upon conversion of a share of Series F preferred stock. Each share of Series F preferred stock is convertible at any time at the option of the holder into shares of the Company’s common stock. The number of shares of common stock issuable upon conversion of a single share of Series F preferred stock is determined by dividing the original price per share of the Series F preferred stock, which is $110.94, by the conversion price in effect on the date of conversion. The initial conversion price is $1.1094. However, pursuant to the terms of the Series F preferred stock, the conversion price and, as a result, the number of shares of common stock issuable upon conversion, is subject to a one-time adjustment, or reset, as follows:

•	in the event the average market price (based on the closing price per share as reported by The Nasdaq Stock Market) per share of the Company’s common stock for the ten consecutive trading days following the date on which the Company issues an “earnings release’’ (as defined below) for the quarter ended June 30, 2001 (the “Reset Price’’) is less than the conversion price (initially, $1.1094), the conversion price will be adjusted automatically to the higher of (A) the Reset Price or (B) $0.8321 (75% of the initial conversion price);

•	if the Company issues more than one earnings release with respect to the quarter ended June 30, 2001, a Reset Price will be calculated for the ten trading days following each earnings release, and the lowest Reset Price will be used for the purpose of determining the adjusted conversion price;

•	the effective date for the reset will follow the Company’s final earnings release for the June 30, 2001 quarter; and

•	the term “earnings release’’ means (A) a press release issued by the Company after March 30, 2001, providing any material financial metrics regarding revenue or estimated revenue or earnings or estimated earnings for the quarter ended June 30, 2001, including announcements regarding consolidation and expense reduction plans implemented or to be implemented by the Company, or (B) a press release issued by the Company announcing its actual total revenue for the quarter ended June 30, 2001.

     As a result of the reset, the Series F preferred stock conversion price could be reduced to as low as $0.8321. In that event, each share of Series F preferred stock would be convertible into 133.3253 shares of the Company’s common stock, or an aggregate of approximately 47,590,466 shares assuming exercise of all of the Series F Warrants and conversion of all of the shares of Series F preferred stock. On April 10, 2001, the Company issued a press release announcing a consolidation and expense reduction plan that constitutes an “earnings release’’ for purposes of the reset. The Reset Price with respect to this earnings release is $0.9230. As a result, following the Company’s final earnings release for the June 30, 2001 quarter, the conversion price will be adjusted to $0.9230 unless there is a lower Reset Price following a subsequent earnings release. In no event will the conversion price be less than $0.8321 as a result of a reset. In the event the conversion price is reduced to $0.9230, each share of Series F preferred stock would be convertible into 120.1950 shares of the Company’s common stock, or an aggregate of approximately 42,903,607 shares of common stock.

     In addition to the reset, in the event the Company issues common stock or securities convertible into common stock at a price per share less than the conversion price of the Series F preferred stock, the conversion price will be reduced to be equal to the price per share of the securities sold by the Company. This adjustment provision is subject to a number of exceptions, including the issuance of stock or options to employees and the issuance of stock or options in connection with acquisitions. The conversion price also will be subject to adjustment as a result of stock splits, stock dividends and the like on the common stock. These provisions will apply to any of the foregoing actions that occur after March 30, 2001.

     The Series F preferred stock will automatically convert into common stock at any time after March 30, 2002, if the Company’s common stock trades on The Nasdaq National Market or a national securities exchange at a price per share of at least $3.3282 (three times the initial conversion price) for ten trading days within any twenty trading day period.

     Pursuant to the terms of the Certificate of Amendment designating the Series F preferred stock, the holders of the Series F preferred stock are entitled to vote together with the holders of the common stock as a single class on all matters presented for a vote to the common stockholders. Each holder of Series F preferred stock will be entitled to cast 100 votes for each share of Series F preferred stock held by such holder, subject to adjustment for any stock split, stock dividend, reverse stock split, reclassification or consolidation of or on our common stock.

     One of the purchasers, HarbourVest Partners VI-Direct Fund L.P., is managed by HarbourVest Partners, LLC, which also manages HarbourVest Partners V-Direct Fund L.P. HarbourVest Partners V-Direct Fund L.P. currently beneficially owns approximately 22% of the Company’s common stock (including a warrant to purchase 1,250,000 shares of our common stock). HarbourVest Partners VI-Direct Fund, L.P. purchased 90,139 shares of Series F preferred stock and Series F Warrants to purchase an additional 36,059 shares of Series F preferred stock. As a result, HarbourVest Partners, LLC, through HarbourVest Partners V-Direct Fund L.P. and HarbourVest Partners VI-Direct Fund L.P., beneficially owns approximately 35.4% of the Company’s common stock, based on a Series F preferred stock conversion price of $0.9230 and assuming conversion of all of the outstanding shares of Series F preferred stock and exercise of all of the HarbourVest funds’ Series F Warrants and outstanding warrants to purchase the Company’s common stock. Prior to the conversion of the Series F preferred stock into common stock, but assuming exercise of the HarbourVest funds’ Series F Warrants and other warrants, HarbourVest Partners, LLC would control 34.4% of the voting power of the Company, or 27.5% prior to exercising the HarbourVest funds’ Series F Warrants and other warrants, based on the voting rights of the Series F preferred stock.

     Additionally, prior to the Private Placement, SAIC Venture Capital Corporation owned approximately 10.3% of the Company’s outstanding common stock. SAIC Venture Capital Corporation purchased 67,604 shares of Series F preferred stock and Series F Warrants to purchase an additional 27,042 shares of Series F preferred stock in the Private Placement. As a result, SAIC Venture Capital Corporation beneficially owns approximately 24.8% of the Company’s outstanding common stock, based on a Series F preferred stock conversion price of $0.9230 and assuming conversion of all of the outstanding shares of Series F preferred stock and exercise of SAIC Venture Capital Corporation’s Series F Warrants. Prior to the conversion of the Series F preferred stock, but assuming exercise of its Series F Warrants, SAIC Venture Capital Corporation would control 23.8% of the voting power of the Company, or 19.3% prior to the exercise of the its Series F Warrants, based on the voting rights of the Series F preferred stock.

     At the annual meeting of stockholders of the Company held on June 7, 2001, the Company’s stockholders also approved an amendment to the Company’s Certificate of Incorporation to redesignate old Section VII of PART B of Article FOURTH as a new Section VIII of PART B of Article FOURTH and amending such section so that it reads as follows:

“VIII. PREFERRED STOCK WITHOUT DESIGNATIONS AND REFERENCES

Shares of preferred stock (other than preferred stock comprising the Preferred, as defined herein) may be issued from time to time in one or more series, without further stockholder approval. The Board of Directors of the Corporation hereby is authorized, by resolution or resolutions thereof, to fix or alter the rights, voting powers (if any), preferences, privileges and restrictions granted to or imposed upon each series of preferred stock, and the number of shares constituting any such series and the designation thereof, or of any of them. The rights, powers, privileges, preferences and restrictions of any such additional series may be subordinated to, pari passu with (including, without limitation, inclusion in provisions with respect to liquidation and acquisition preferences, redemption and/or approval of matters by vote), or senior to any of those of any present or future class or series of preferred stock or Common Stock. Our Board of Directors also is authorized to increase or decrease the number of shares of any series prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.”(1)

(1)	Emphasis added to indicate the changes made to the existing language of the section.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) – (b)	Financial Statements and Pro Forma Financial Information.

None.

(c)	Exhibits.

     10.1 Securities Purchase Agreement dated March 30, 2001 by and between Daleen Technologies, Inc. and the Escrow Purchasers named therein (Incorporated by reference to Exhibit 10.45 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

     10.2 Certificate of Amendment of Certificate of Incorporation for the Series F Convertible Preferred Stock.

     10.3 Form of Warrant Agreement by and between Daleen Technologies, Inc. and the Escrow Purchasers name therein (Incorporated by reference to Exhibit 10.47 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

     10.4 Registration Rights Agreement dated March 30, 2001 by and between Daleen Technologies, Inc. and the Escrow Purchasers named therein(Incorporated by reference to Exhibit 10.48 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

     10.5 Escrow Agreement dated March 30, 2001 by and between Daleen Technologies, Inc. and the Escrow Purchasers named therein(Incorporated by reference to Exhibit 10.49 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DALEEN TECHNOLOGIES, INC.

	By:	/s/ Stephen M. Wagman

Stephen M. Wagman,
Chief Financial Officer, Secretary and Treasurer

Dated: June 15, 2001

EXHIBIT INDEX

     10.1 Securities Purchase Agreement dated March 30, 2001 by and between Daleen Technologies, Inc. and the Escrow Purchasers named therein (Incorporated by reference to Exhibit 10.45 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

     10.2 Certificate of Amendment of Certificate of Incorporation for the Series F Convertible Preferred Stock.

     10.3 Form of Warrant Agreement by and between Daleen Technologies, Inc. and the Escrow Purchasers name therein (Incorporated by reference to Exhibit 10.47 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

     10.4 Registration Rights Agreement dated March 30, 2001 by and between Daleen Technologies, Inc. and the Escrow Purchasers named therein(Incorporated by reference to Exhibit 10.48 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000).

     10.5 Escrow Agreement dated March 30, 2001 by and between Daleen Technologies, Inc. and the Escrow Purchasers named therein(Incorporated by reference to Exhibit 10.49 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000).